EXHIBIT 10.29
                              EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT (this "agreement") is made and entered into effective this 15th day of March, 1996, between VAALCO ENERGY, INC., a Delaware corporation duly authorized to transact business in the State of Texas (the "Company") and W. RUSSELL SCHEIRMAN, II, an individual residing in the City of Houston and State of Texas ("Executive").

                               W I T N E S S T H:

        WHEREAS, Executive has certain expertise in the administration and management of the day-to-day affairs of business entities.

        WHEREAS, it is the desire of the Company to utilize the services and advice of Executive, on a full-time basis, in connection with the administration and management of the day-to-day affairs of the Company upon the conditions and for the terms set forth hereinbelow,

and

        WHEREAS, it is the desire of Executive be retained upon the conditions and for the terms set forth hereinbelow.

        NOW, THEREFORE, IN CONSIDERATION of the premises and mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

        1. TERM. By this Agreement, the Company retains Executive for a period of three (3) years beginning on March 15, 1996 and ending on August 1, 1998 (the "Section 1 Termination Date"), unless this Agreement is either renewed or sooner terminated as hereinafter provided.

        2. COMPENSATION. For all services rendered under this Agreement, Executive shall be compensated as follows:

               A. ANNUAL COMPENSATION. The Company shall pay Executive for his services rendered pursuant to this Agreement an annual salary in the amount of One Hundred and Sixty Thousand Dollars ($160,000.00), to be paid in
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semi-monthly payments of Six Thousand Six Hundred Sixty Six Dollars and Sixty
Six Cents ($6,666.66) each.

               B DIRECTORS FEES. Executive shall receive directors fees, in addition to his compensation, at the same rate as other directors or outside directors, if any.

                C. DISCRETIONARY BONUS. Executive shall be entitled to a bonus in addition to Executive's Annual Compensation at the discretion of the Board of

Directors of the Company as to amount and timing.

        3. BENEFITS. The Company agrees that Executive shall be included or offered to be included in the following benefits:

               A. MEDICAL AND DISABILITY. The Company's hospital, surgical and medical and dental benefit plan and key man disability benefits plan adopted by the Company under the terms and conditions no less favorable than those applicable to other Executive officers of the Company.

                B. LIFE INSURANCE. The Company's Group Term Life Insurance Policy. Such insurance shall be in the amount of Seventy Thousand and no/100 Dollars ($70,000.00). Executive shall be entitled to designate, at his sole discretion the beneficiary or beneficiaries of such insurance.

               C. PENSION AND STOCK OPTION PLANS. Executive shall have the option to purchase 1,000,000 shares under the following terms and conditions:

                OPTIONS FOR                  400,000 SHARES

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                   PRICE                     $0.375 PER SHARE
                                             [ ]
                                             Being the  closing bid price of the
                                             stock on  March  14, 1996 the last
                                             day  of trading prior to the
                                             commencement  of this contract.
                  VESTING                    200,000 at March 15, 1996

                                              70,000 at March 14, 1997

                                              70,000 at March 14, 1998

                                              60,000 at August 1, 1998

                                             Exercisable  for five years from
                                             the date
                    TERM                     of vesting.
                OPTIONS FOR                  300,000 SHARES
                   PRICE                     $0.50/SHARE
                  VESTING                    150,000 shares at March 14, 1997
                                             150,000 shares at March 14, 1998
                                             [ ]
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                    TERM                     Exercisable for five years from the
                                             date
                                             of vesting

                OPTIONS FOR                  300,000 SHARES

                   PRICE                     $1.00/SHARE
                                             [ ]
                  VESTING                    100,000 shares at March 14, 1997

                                             100,000 shares at March 14, 1998
                                             [ ]
                                             100,000 shares at August 1, 1998

                    TERM                     Exercisable  for five years from
                                             the date of vesting


               D. SICK PAY. Executive shall be entitled to 5/6 days per month of employment during the term of this Agreement as sick days for personal and family illness.

               E. VACATION. Executive shall be entitled to three (3) weeks of paid vacation per year of service to the Company. The timing of such vacation shall be approved by the Chairman of the Board of the Company (the "Chairman") and Executive shall be entitled to cumulate such vacation time during the term of this Agreement to a maximum of thirty (30) days. In no event however, shall Executive be entitled to take vacation time off in excess of three (3) weeks without

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the prior approval of the Chairman, which approval may be withheld at the sole and absolute discretion of the Chairman.

               F. HOLIDAYS. Executive shall be entitled to paid holidays in accordance with established Company policy in addition to Sick Pay and Vacation.

               All Benefits set forth in this Section 3 shall commence on the Effective Date hereof.

        4. REIMBURSEMENT OF EXPENSES INCURRED BY EXECUTIVE. The Company shall pay or reimburse Executive for all reasonable and necessary business expenses for traveling, entertainment and such other reasonable and necessary expenses paid or incurred by Executive in connection with the performance of his services hereunder. Payments by the Company will be made for all expenses upon presentation of an expense statement, vouchers or other supporting information required by the Company.

        5.     DUTIES OF EXECUTIVE.

               A. DUTIES.Executive shall hold the titles and offices of the President and Chief Financial Officer of the Company and Executive shall remain as one (1) of the three (3) inside members of the Board of Directors during the term of this Agreement. Executive shall have general supervision, direction and control of the day-to-day affairs and business of the Company, which shall include, but not be limited to those duties commensurate with Executive's abilities and expertise as may be assigned to him from time to time by the Company's Board of Directors or as may be provided in the Bylaws of the Company.

               It is recognized and acknowledged by the Company and acknowledged by the Company that the duties of the Executive shall not include the ability of Executive to raise capital or venture funds for the Company.

               B. DEVOTION OF TIME. Executive warrants that he is free to enter into the terms of this Agreement, that he has no obligations inconsistent herewith

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and that he will devote his best efforts and full time during normal business hours to the business of the Company during the term or any renewal term hereof.

        6. INDEMNIFICATION. The Company shall indemnify and hold harmless Executive for all costs and losses sustained by Executive in connection with his services in discharge of his duties under this Agreement, save and except that the Company shall not be obligated to Indemnify Executive in connection with Executive's willful or wanton misconduct.

        7. WORKING CONDITIONS. The Company shall provide Executive with facilities and services as are suitable to Executive's position or required for the performance of his duties.

        8. RENEWAL. This Agreement shall be automatically renewed, with ninety
(90) days prior written notice to Executive, for a period of one (1) year from the Section 1 Termination Date (such Date as so extended being termed the "Renewal Termination Date").

        9. TERMINATION. This Agreement shall be terminated immediately upon the occurrence of any one of the following events:

               A. BUSINESS DISCONTINUATION. The occurrence of circumstances that make it impossible or impractical for the business of the Company to be continued.

               B.     DEATH. The death of Executive.

               C. INCAPACITY. The continued incapacity on the part of Executive to perform his duties for a continuous period of one hundred eighty (180) days or more, unless waived by the Company.

               D. MISCONDUCT. The entry of a final and non-appealable judgment by a court of competent jurisdiction to the effect that Executive, in connection with his services for the Company, committed any act or omission which was criminal, or constituted willful or wanton misconduct (the day on which such judgment becomes non-appealable hereinafter being termed the "Section 9D Termination Date"). Only termination pursuant to this Section 9D

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shall be deemed to be termination for cause.

               E. EXECUTIVE. Executive shall be entitled to terminate this Agreement upon thirty (30) days prior written notice to the Company. The date on which such termination becomes effective hereinafter being termed the "Section 9E Termination Date".

               10.    EFFECT OF TERMINATION.

                      A. FOR CAUSE. In the event of the termination of this Agreement by the Company for any of the reasons set forth in Section 9D:

                             i. Executive shall be entitled to further

compensation under Sections 2A and 2C above only to the extent earned prior to the Section 9D Termination Date, computed pro rata, up to and including the
Section 9D Termination Date;

                             (ii) With respect to the plans and policies
referred to in Section 3 above, and except as provided by law, Executive's coverage as an active Executive of the Company shall cease on the Section 9D Termination Date; and

                             (iii)Executive shall be relieved of all duties and
obligations under this Agreement, as of the Section 9D Termination Date.

               B. BY EXECUTIVE. In the event of the termination of this Agreement by Executive as set forth in Section 9E:

                      (i) Executive shall be entitled to further compensation under

Section 2A, 2B, and 2CC above only to the extent earned prior to the Section 9E Termination Date, computed pro rata, up to and including the Section 9E Termination Date;

                      (ii) With respect to the Plans and Policies referred to in
Section 3 above, and except as provided by law, Executive's coverage as an

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active employee of the Company shall cease on the Section 9E Termination Date;
and

                      (iii) Executive shall be relieved of all duties and obligations under this Agreement as of the Section 9E Termination Date.

               C. OTHER CIRCUMSTANCES. In all cases of termination other than for cause under Section 9D and termination by Executive under Section 9E, Executive (or his estate) shall be entitled to a lump sum payment equal to the remaining compensation due Executive under Section 2A through the Section 1 Termination Date or the Renewal Termination Date, as the case may be. Such a termination shall not extinguish or otherwise effect Executive's rights, compensation or benefits under Section 2,3,4,6 or 8 of this Agreement and such lump sum payment shall be due and payable to Executive by the Company on the date of such termination.

        11. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.Executive recognizes that the Company's business interests require a confidential relationship between the Company and Executive and the protection and confidential treatment of the Company's technology, trade secrets, know-how, inventions and other knowledge of or pertaining to its business that will be conceived or learned by Executive in the course of his employment hereunder including, without limitation, lists of the Company's customers, suppliers, price lists, commission schedules, processes, plans, research, information and methods of doing business, all of which are hereinafter jointly termed "confidential information". Accordingly, Executive agrees to keep secret and to treat confidentially all of the Company's confidential information, whether patentable, patented or not, and not to use or aid others in using such confidential information in competition with the Company for so long as the confidential or secret nature of such confidential information shall continue under applicable law. Upon termination of this Agreement, Executive agrees to surrender promptly to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment and relating to the confidential information referred to in this paragraph 11, and Executive understands and agrees that all such materials will at all times remain the exclusive property of the Company.

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        12. NOTICES. All notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified postpaid envelope, return receipt requested and addressed at the address of the respective party stated below or such changed address as the party may have fixed by notice:

               TO THE COMPANY:              VAALCO Energy, Inc.
                                            4600 Post Oak Place
                                            Suite 309
                                            Houston, Texas 77027

               TO EXECUTIVE:                W. Russell Scheirman, II
                                            1745 North Boulevard
                                            Houston, Texas 77098

Any notice of change of address shall only be effective, however when received.

        13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, its predecessors, agents, successors and assigns, including, without limitation, any entity which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and Executive, his heirs, executors, administration and legal representatives. Executive may assign his rights to payment, but not his obligations, under this Agreement.

        14. REMEDIES. If any party hereto commences any action at law or in equity to enforce or interpret the terms of this Agreement and prevails, such prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such prevailing party may be entitled.

        15. APPLICABLE LAW. This Agreement shall be construed under and in accordance with the laws of the State of Texas.

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        16. OTHER AGREEMENTS. This Agreement supersedes all prior understandings and agreements between the parties. This Agreement my not be amended orally, but only in writing signed by the parties hereto.

        17. NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of this right, shall constitute a waiver of that or any other right.

        18. HEADINGS. Headings or captions in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

        19. SEVERABILITY. If any portion of this Agreement is found to be illegal or unenforceable then the remaining portions of this Agreement shall be read as if the illegal or unenforceable provision had been deleted from this Agreement, ab initio.

        20. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        EXECUTED as of the date first above written.

ATTEST:                                     VAALCO ENERGY, INC.

________________________                    BY:___________________________
                                            NAME:_________________________
                                            TITLE:__________________________

WITNESS:                                    EXECUTIVE

---------------------------                 ------------------------------
                                            W. RUSSELL SCHEIRMAN, II

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